Exhibit 23





                   CONSENT OF BEARD MILLER COMPANY LLP

     We hereby consent to the incorporation by reference in the Registration Statements (Form S-3, File No. 333-45878, Forms S-8, File No. 333-45874, File No. 333-37452, File No. 333-37438,
File No. 333-81509 and File No. 333-81511) of our report, dated January 25, 2002, relating to the consolidated financial statements of First Leesport Bancorp, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2001.

                                 /s/ Beard Miller Company LLP






Reading, Pennsylvania
March 18, 2002